Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

GEOSPACE TECHNOLOGIES REPORTS THIRD QUARTER AND NINE-MONTHS 2026 RESULTS

U.S. Navy Awards the Company $10.8 Million Contract

Houston, Texas – August 6, 2026 – Geospace Technologies Corporation (NASDAQ: GEOS) (“the “Company") today announced results for its third quarter ended June 30, 2026. For the three-months ended June 30, 2026, Geospace reported revenue of $15.8 million compared to revenue of $24.8 million for the comparable year-ago quarter. Net loss for the three-months ended June 30, 2026, was $9.7 million, or $(0.75) per diluted share, compared to net income of $0.8 million, or $0.06 per diluted share, for the quarter ended June 30, 2025.

For the nine-months ended June 30, 2026, Geospace reported revenue of $61.1 million compared to revenue of $80.1 million for the comparable year-ago period. Net loss for the nine-months ended June 30, 2026 was $30.5 million, or $(2.37) per diluted share, compared to net loss of $0.7 million, or $(0.05) per diluted share, for the nine-months ended June 30, 2025.

Management Comments

Richard “Rich” Kelley, President and CEO of the Company said, “Challenging market conditions across our business segments continued to impact our short-term financial performance. Revenue was impacted by geopolitical uncertainty, project timing, sales volumes and customer access to capital. Product mix, inflation, raw material costs and component availability had significant impacts on margin performance. We were able to offset some of this impact with previously stated cost reduction efforts and improvements in manufacturing productivity. Our financial performance this quarter does not reflect the strength of our long-term opportunities across our diversified markets. We remain focused on the factors within our control and on strengthening the foundation for future performance. Our underlying business remains well positioned with a diversified solutions portfolio and strong technology offerings.

Our Smart Water segment continued its dip in revenue, which is driven in large part by reduced orders of the Hydroconn® connector. In June, at the American Water Works Association Annual Conference and Exposition (ACE), we announced the release of the Series V connector, providing our customers increased flexibility to address increasing supply chain challenges. With this new product release, we offer the most universally compatible portfolio of smart water meter connectors and adapters available domestically.

Our Intelligent Industrial segment remains a consistent revenue contributor with expected future revenue growth from our security portfolio. At the end of the third quarter, our subsidiary, Quantum Technology Sciences, LLC., received a $10.8 million firm-fixed price contract to deliver the seismic acoustic detection and ranging system to the U.S. Navy. The contract is expected to be completed by December 2027. Also, the U.S. Department of Homeland Security exercised an extension option in our existing contract to extend on-going maintenance for an additional six-months.

The Energy Solutions segment generated less revenue than a year ago due to continued reduced demand for seismic acquisition equipment. Third quarter revenue contribution from the PRM contract was lower than was expected due to customer requested changes to the project scope. Importantly, our customer agreed to extend the PRM contract period of performance to account for these modifications. We have now successfully entered full production of the goods contract.

We will continue executing our strategic priorities, investing in innovation, supporting our customers, and maintaining financial discipline. We are focused on converting the opportunities in our pipeline into revenue and improved operating performance. Our priorities remain clear: execute on existing programs, expand the markets for our technology, improve performance in Smart Water, and allocate capital prudently. We believe these actions provide the clearest path to strengthening Geospace's performance over time and creating long-term value for our customers and shareholders.”

Smart Water Segment

The Company’s Smart Water segment generated revenue of $4.6 million for the three-month period ended June 30, 2026. Revenue for the three-month period ended June 30, 2025, was $10.5 million, a decrease of 56.1%. Revenue for the nine-month period was $14.1 million compared to $27.3 million from the same prior year period. The decline in revenue for the three-month period and nine-month period reflects lower demand for the Company’s Hydroconn connector product line, which is primarily attributed to reduced demand for our Hydroconn Series III connector.

Energy Solutions Segment

Third quarter revenue from the Company’s Energy Solutions segment totaled $5.9 million for the three months ended June 30, 2026. This compares to $8.1 million in revenue for the same period a year ago representing a decrease of 28%. Revenue for the nine-month period ended June 30, 2026, is $30.1 million, a decrease of 13.9% over the equivalent prior year period of $35.0 million. The decrease in revenue for the three months was due in part to the sale of assets associated with our streamer recovery device in the prior year. The decrease in revenue for the nine-month period is attributed to lower market demand for our ocean bottom nodal products partially offset by revenue recognized on our PRM contract and Pioneer wireless land node product sales. Despite short-term manufacturing delays, which have been resolved, PRM delivery is expected to occur in the third quarter of fiscal year 2027.

Intelligent Industrial Segment

Revenue from the Company’s Intelligent Industrial segment totaled $5.2 million for the three-month period ended June 30, 2026. This compares with $6.1 million from the equivalent year ago period, representing a decrease of 14%. Revenue for the nine-month period ending June 30, 2026, was $16.7 million, compared to revenue of $17.6 million for the comparable year-ago period. The decrease in revenue for both periods was driven by lower demand for the Company’s industrial sensors. The decrease for the three-month period was also due to a decrease in demand for the Company’s contract manufacturing services.

Balance Sheet and Liquidity

For the nine-month period ended June 30, 2026, the Company used $27.3 million in cash and cash equivalents from operating activities. The Company generated $6.2 million of cash from investing activities including $9.4 million in proceeds from the sale of rental equipment, partially offset by $3.3 million for additions to property, plant and equipment.

As of June 30, 2026, the Company is in compliance with loan covenants and maintains full access to its credit facility. As of June 30, 2026, the Company had working capital of $40.6 million, including $17.5 million in trade accounts and financing receivables.

Conference Call Information

Geospace Technologies will host a conference call to review its third quarter fiscal year 2026 financial results on Friday, August 7, 2026, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call 833-316-1983 (US) or 785-838-9310 (International). Please reference the conference ID: GEOSQ326 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website at www.geospace.com.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in advanced sensing, IOT and highly ruggedized products, which serve smart water, energy exploration, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 400 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange under the ticker symbol GEOS. For more information, visit www.geospace.com.

MEDIA CONTACT: Caroline Kempf, ckempf@geospace.com, 713.986.8710

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward-looking statements include statements regarding our expected operating results and expected demand for our products in various segments and our expected capital expenditures. These forward-looking statements reflect our current judgment about future events and trends based on currently available information. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10- Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

Such examples include, but are not limited to, among others, statements that we make regarding our expected operating results, the timing, adoption, results and success of our rollout of our Aquana smart water valves and cloud-based control platform, future demand for our Quantum security solutions, the adoption and sale of our products in various geographic regions, potential tenders for permanent reservoir monitoring systems, sales or rentals for our ocean bottom nodes,  the adoption of Quantum's SADAR® product monitoring of subsurface reservoirs, the completion of new orders for channels of our Pioneer™ system, the fulfillment of customer payment obligations, the impact of the current armed conflict between Russia and Ukraine and between U.S. and Iran, our ability to manage changes and the continued health or availability of management personnel, volatility and direction of oil prices, anticipated levels of capital expenditures and the sources of funding therefor, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as well as other cautionary language in such Annual Report and our Quarterly Reports on Form 10-Q, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum and OptoSeis® or Aquana technology transactions to yield positive operating results, decreases in commodity price levels,  the failure of our products to achieve market acceptance (despite substantial investment by us), our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, credit losses associated with customer accounts, inability to collect on financing receivables, lack of further orders for our ocean bottom rental equipment, failure of our Quantum products to be adopted by the border and security perimeter market or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.

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GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	June 30, 2026	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,833	$26,338
Restricted cash	2,000	—
Trade accounts and financing receivables, net	17,486	28,009
Inventories, net	39,572	30,901
Prepaid expenses and other current assets	6,918	3,252
Total current assets	68,809	88,500

Non-current inventories, net	11,141	17,113
Rental equipment, net	4,560	8,120
Property, plant and equipment, net	22,759	23,244
Non-current financing receivables	10,761	8,190
Operating right-of-use assets	614	915
Goodwill	1,258	1,258
Other intangible assets, net	4,731	5,155
Other non-current assets	494	542
Total assets	$125,127	$153,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$6,257	$10,369
Operating lease liabilities	454	420
Contingent consideration	1,788	—
Deferred contract liabilities	11,438	—
Other current liabilities	8,309	13,641
Total current liabilities	28,246	24,430

Non-current contingent consideration	962	2,540
Non-current operating lease liabilities	209	554
Deferred tax liabilities, net	—	4
Total liabilities	29,417	27,528

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.01 par value, 20,000,000 shares authorized; 14,493,863 and 14,378,962 shares issued, respectively; and 12,935,603 and 12,820,702 shares outstanding, respectively	145	144
Additional paid-in capital	99,526	98,845
Retained earnings	15,037	45,558
Accumulated other comprehensive loss	(4,498)	(4,538)
Treasury stock, at cost, 1,558,260 shares	(14,500)	(14,500)
Total stockholders’ equity	95,710	125,509
Total liabilities and stockholders’ equity	$125,127	$153,037

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Products	$15,218	$23,227	$58,571	$74,580
Rental	586	1,616	2,561	5,509
Total revenue	15,804	24,843	61,132	80,089
Cost of revenue:
Products	13,295	15,150	51,198	43,166
Rental	2,013	2,154	6,048	7,487
Total cost of revenue	15,308	17,304	57,246	50,653

Gross profit	496	7,539	3,886	29,436

Operating expenses:
Selling, general and administrative	6,711	7,546	22,348	21,741
Research and development	3,863	4,238	13,126	14,367
Change in fair value of contingent consideration	62	—	210	—
Provision for credit losses	(2)	2	6	21
Total operating expenses	10,634	11,786	35,690	36,129

Gain on disposal of property:	—	4,616	—	4,616

Income (loss) from operations	(10,138)	369	(31,804)	(2,077)

Other income (expense):
Interest expense	(40)	(44)	(112)	(131)
Interest income	521	537	1,771	1,975
Foreign currency transaction gains (losses), net	(25)	4	(219)	(265)
Other, net	(27)	(38)	(89)	(109)
Total other income, net	429	459	1,351	1,470

Income (loss) before income taxes	(9,709)	828	(30,453)	(607)
Income tax expense (benefit)	(1)	68	68	55
Net income (loss)	$(9,708)	$760	$(30,521)	$(662)

Income (loss) per common share:
Basic	$(0.75)	$0.06	$(2.37)	$(0.05)
Diluted	$(0.75)	$0.06	$(2.37)	$(0.05)

Weighted average common shares outstanding:
Basic	12,934,962	12,805,414	12,899,390	12,783,832
Diluted	12,934,962	12,805,414	12,899,390	12,783,832

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net loss	$(30,521)	$(662)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax benefit	(4)	(16)
Rental equipment depreciation	3,731	4,830
Property, plant and equipment depreciation	3,745	2,716
Amortization of intangible assets	424	112
Amortization of discount on note receivable	(56)	(54)
Accretion of discounts on short-term investments	—	(169)
Stock-based compensation expense	999	1,200
Provision for credit losses	6	21
Inventory obsolescence expense	2,335	1,100
Gross loss (profit) from sale of rental equipment	145	(16,297)
Loss (gain) on disposal of property, plant and equipment	105	(4,708)
Realized gain on investments	—	(9)
Change in fair value of contingent consideration	210	—
Effects of changes in operating assets and liabilities:
Trade accounts and financing receivables	(1,508)	2,229
Inventories	(5,412)	(5,617)
Other assets	(3,254)	(591)
Accounts payable trade	(4,112)	(4,232)
Other liabilities	5,819	2,022
Net cash used in operating activities	(27,348)	(18,125)

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,321)	(5,841)
Proceeds from the sale of property, plant and equipment	—	8,663
Investment in rental equipment	(73)	(1,083)
Proceeds from the sale of rental equipment	9,407	5,122
Proceeds from the sale of short-term investments	—	28,408
Payments received on note receivable related to sale of subsidiary	216	137
Net cash provided by investing activities	6,229	35,406

Cash flows from financing activities:
Taxes payments on stock-based compensation for exchange of common stock	(317)	—
Debt issuance costs	(62)	—
Purchase of treasury stock	—	(615)
Net cash used in financing activities	(379)	(615)

Effect of exchange rate changes on cash	(7)	(2)
(Decrease) increase in cash, cash equivalents and restricted cash	(21,505)	16,664
Cash, cash equivalents and restricted cash, beginning of period	26,338	6,895
Cash, cash equivalents and restricted cash, end of period	4,833	23,559
Less: restricted cash	(2,000)	—
Cash and cash equivalents, end of period	$2,833	$23,559

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$76	$122
Non-cash investing and financing activities:
Financing receivables related to sale of rental equipment	9,285	11,975
Inventory transferred to rental equipment	368	2,498

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Smart Water	$4,622	$10,518	$14,106	$27,278
Energy Solutions	5,851	8,107	30,116	34,977
Intelligent Industrial	5,246	6,136	16,656	17,596
Corporate	85	82	254	238
Total	$15,804	$24,843	$61,132	$80,089

Income (loss) from operations:
Smart Water	$(948)	$2,233	$(3,371)	$4,023
Energy Solutions	(4,590)	(1,234)	(12,806)	5,380
Intelligent Industrial	(464)	(1,041)	(1,864)	(3,268)
Corporate	(4,136)	411	(13,763)	(8,212)
Total	$(10,138)	$369	$(31,804)	$(2,077)